COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
   IN DREYFUS VARIABLE INVESTMENT FUND, SMALL
   COMPANY STOCK PORTFOLIO AND THE RUSSELL 2500 INDEX
   EXHIBIT A:


                              DREYFUS VARIABLE
                              INVESTMENT FUND,
   PERIOD RUSSELL 2500          SMALL COMPANY
             INDEX *           STOCK PORTFOLIO

   4/30/96       10,000                 10,000
   6/30/96        9,956                  9,952
   9/30/96       10,181                 10,328
   12/31/96      10,748                 10,873



   * Source: The Frank Russell Company